As filed with the Securities and Exchange Commission on August 24, 2023

Registration No. 33-32960

Registration No. 33-39988

Registration No. 33-55452

Registration No. 33-54677

Registration No. 333-31993

Registration No. 333-32187

Registration No. 333-60578

Registration No. 333-162036

Registration No. 333-162037

Registration No. 333-162049

Registration No. 333-190626

Registration No. 333-193713

Registration No. 333-199738

Registration No. 333-217476

Registration No. 333-223125

Registration No. 333-224618

Registration No. 333-231133

Registration No. 333-238167

Registration No. 333-256039

Registration No. 333-267014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-32960

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-39988

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-55452

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-54677

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-31993

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-32187

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-60578

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162036

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162037

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162049

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190626

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193713

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-199738

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217476

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223125

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224618

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231133

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-238167

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-256039

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-267014

UNDER THE SECURITIES ACT OF 1933

Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-0183970 (I.R.S. Employer Identification No.)

50 Executive Pkwy, P.O. Box 2520	44236-1605
(Address of Principal Executive Offices)	(Zip Code)

DIEBOLD, INCORPORATED 401(k) SAVINGS PLAN

DIEBOLD, INCORPORATED 1991 EQUITY AND PERFORMANCE INCENTIVE PLAN

DIEBOLD, INCORPORATED 401(k) SAVINGS PLAN FOR CERTAIN CANTON HOURLY EMPLOYEES

DIEBOLD, INCORPORATED 1997 MILESTONE STOCK OPTION PLAN

DIEBOLD, INCORPORATED 1991 EQUITY AND PERFORMANCE INCENTIVE PLAN (AS AMENDED AND

RESTATED AS OF JANUARY 30, 1997)

DIEBOLD, INCORPORATED 1991 EQUITY AND PERFORMANCE INCENTIVE PLAN (AS AMENDED AND RESTATED AS OF FEBRUARY 7, 2001)

DIEBOLD, INCORPORATED 1991 EQUITY AND PERFORMANCE INCENTIVE PLAN (AS AMENDED AND RESTATED AS OF APRIL 13, 2009)

DIEBOLD, INCORPORATED 401(k) SAVINGS PLAN FOR PUERTO RICO ASSOCIATES

CEO COMMON SHARES AWARD AGREEMENT BY AND BETWEEN ANDREAS W. MATTES AND DIEBOLD, INCORPORATED

2014 NON-QUALIFIED STOCK PURCHASE PLAN

AMENDED AND RESTATED 1991 EQUITY AND PERFORMANCE INCENTIVE PLAN

DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

CEO INDUCEMENT EQUITY AWARDS

(Full title of the plans)

Elizabeth C. Radigan

Executive Vice President, Chief Legal Officer and Corporate Secretary

Diebold Nixdorf, Incorporated

50 Executive Pkwy, P.O. Box 2520

Hudson, Ohio 44236-1605

(Name and address of agent for service)

(330) 490-4000

(Telephone number, including area code, of agent for service)

With copies to:

Bradley C. Brasser, Esq.

Jones Day

90 South Seventh Street

Suite 4950

Minneapolis, Minnesota 55402 782-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Diebold Nixdorf, Incorporated, a Delaware corporation (the “Company”), relate to the following Registration Statements on Form S-8 filed by the Company (each a “Registration Statement,” and collectively, the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-8 (Registration No. 33-32960), filed with the SEC on January 8, 1990, pertaining to the registration of 200,000 common shares, par value $1.25 per share (“Common Shares”), in connection with the Diebold, Incorporated 401(k) Savings Plan (the “401(k) Plan”); (P)

•

Registration Statement on Form S-8 (Registration No. 33-39988), filed with the SEC on April 16, 1991, pertaining to the registration of 645,000 Common Shares in connection with the Diebold, Incorporated 1991 Equity and Performance Incentive Plan; (P)

•

Registration Statement on Form S-8 (Registration No. 33-55452), filed with the SEC on December 3, 1992, pertaining to the registration of 10,000 Common Shares in connection with the Diebold, Incorporated 401(k) Savings Plan for Certain Canton Hourly Employees; (P)

•	Registration Statement on Form S-8 (Registration No. 33-54677), filed with the SEC on July 21, 1994, pertaining to the registration of 600,000 Common Shares in connection with the 401(k) Plan; (P)

•

Registration Statement on Form S-8 (Registration No. 333-31993), filed with the SEC on July  24, 1997, pertaining to the registration of 560,000 Common Shares in connection with the Diebold, Incorporated 1997 Milestone Stock Option Plan;

•

Registration Statement on Form S-8 (Registration No. 333-32187), filed with the SEC on July  28, 1997, pertaining to the registration of 3,000,000 Common Shares in connection with the Diebold, Incorporated 1991 Equity and Performance Incentive Plan (As Amended and Restated as of January 30, 1997);

•

Registration Statement on Form S-8 (Registration No. 333-60578), filed with the SEC on May 10, 2001, pertaining to the registration of 3,000,000 Common Shares in connection with the Diebold, Incorporated 1991 Equity and Performance Incentive Plan (As Amended and Restated as of February 7, 2001);

•

Registration Statement on Form S-8 (Registration No. 333-162036), filed with the SEC on September 21, 2009, pertaining to the registration of 4,000,000 Common Shares in connection with the Diebold, Incorporated 1991 Equity and Performance Incentive Plan (As Amended and Restated as of April 13, 2009);

•

Registration Statement on Form S-8 (Registration No. 333-162037), filed with the SEC on September 21, 2009, pertaining to the registration of 2,500,000 Common Shares in connection with the 401(k) Plan;

(P) Paper exhibits.

•

Registration Statement on Form S-8 (Registration No. 333-162049), filed with the SEC on September 22, 2009, pertaining to the registration of 2,500,000 Common Shares in connection with the Diebold, Incorporated 401(k) Savings Plan for Puerto Rico Associates;

•

Registration Statement on Form S-8 (Registration No. 333-190626), filed with the SEC on August 15, 2013, pertaining to the registration of 15,343 Common Shares in connection with the CEO Common Shares Award Agreement by and between Andreas W. Mattes and Diebold, Incorporated;

•

Registration Statement on Form S-8 (Registration No. 333-193713), filed with the SEC on January  31, 2014, pertaining to the registration of 3,000,000 Common Shares in connection with the 2014 Non-Qualified Stock Purchase Plan;

•

Registration Statement on Form S-8 (Registration No. 333-199738), filed with the SEC on October 31, 2014, pertaining to the registration of 3,831,252 Common Shares in connection with the Amended and Restated 1991 Equity and Performance Incentive Plan;

•

Registration Statement on Form S-8 (Registration No. 333-217476), filed with the SEC on April 26, 2017, pertaining to the registration of 4,941,117 Common Shares in connection with the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan (the “2017 Plan”);

•

Registration Statement on Form S-8 (Registration No. 333-223125), filed with the SEC on February 21, 2018, pertaining to the registration of 612,266 Common Shares in connection with the CEO Inducement Equity Awards;

•	Registration Statement on Form S-8 (Registration No. 333-224618), filed with the SEC on May 2, 2018, pertaining to the registration of 1,150,000 Common Shares in connection with the 2017 Plan;

•	Registration Statement on Form S-8 (Registration No. 333-231133), filed with the SEC on April 30, 2019, pertaining to the registration of 3,000,000 Common Shares in connection with the 2017 Plan;

•	Registration Statement on Form S-8 (Registration No. 333-238167), filed with the SEC on May 11, 2020, pertaining to the registration of 1,910,000 Common Shares in connection with the 2017 Plan;

•	Registration Statement on Form S-8 (Registration No. 333-256039), filed with the SEC on May 12, 2021, pertaining to the registration of 1,700,000 Common Shares in connection with the 2017 Plan; and

•	Registration Statement on Form S-8 (Registration No. 333-267014), filed with the SEC on August 23, 2022, pertaining to the registration of 3,200,000 Common Shares in connection with the 2017 Plan.

On June 1, 2023, the Company and certain of its U.S. and Canadian subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the U.S. Bankruptcy Court for the Southern District of Texas (the “U.S. Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the U.S. Code (the “U.S. Bankruptcy Code”). The cases were jointly administered under the caption In re: Diebold Holding Company, LLC, et al. (Case No. 23-90602) (the “Chapter 11 Cases”). Additionally, on June 1, 2023, Diebold Nixdorf Dutch Holding B.V. (“Diebold Dutch”) filed a scheme of arrangement relating to certain of the Company’s other subsidiaries (collectively, the “Dutch Scheme Companies”) and commenced voluntary proceedings (the “Dutch Scheme Proceedings”) under the Dutch Act on Confirmation of Extrajudicial Plans (Wet homologatie onderhands akkoord) in the District Court of Amsterdam (the “Dutch Court”). In addition, on June 12, 2023, Diebold Dutch filed a voluntary petition under chapter 15 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court seeking recognition of the Dutch Scheme Proceedings as foreign main proceedings and related relief (the “Chapter 15 Proceedings”).

On July 13, 2023, the U.S. Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization (the “U.S. Plan”). On August 2, 2023, the Dutch Court entered an order (the “WHOA Sanction Order”) sanctioning the Netherlands WHOA Plan of Diebold Dutch and the Dutch Scheme Companies (the “WHOA Plan”) in the Dutch Scheme Proceedings. On August 7, 2023, the U.S. Bankruptcy Court entered an order in the Chapter 15 Proceedings recognizing the WHOA Plan and the WHOA Sanction Order.

On August 11, 2023 (the “Effective Date”), the U.S. Plan and WHOA Plan became effective in accordance with their terms and the Debtors and Dutch Scheme Companies emerged from the Chapter 11 Cases and the Dutch Scheme Proceedings. Upon filing the notice of the effective date with the U.S. Bankruptcy Court, the Chapter 15 Proceedings will be closed. As a result of the occurrence of the Effective Date, all offers and sales of the Company’s securities pursuant to the Registration Statements have been terminated.

In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of Ohio, on August 24, 2023.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Elizabeth C. Radigan
Elizabeth C. Radigan
Executive Vice President, Chief Legal Officer and Corporate Secretary